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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Security Dynamics Technologies, Inc. and Subsidiaries:

We consent to incorporation by reference in Registration Statements Nos. 33-87916, 33-88506, 33-88508, 33-88510, and 333-08939 of Security Dynamics
Technologies, Inc. (the "Company") on Forms S-8 of our report dated January 22, 1997 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in the Company's method of accounting for option grants requiring stockholder approval in 1996), appearing in this Annual Report on Form 10-K of Security Dynamics Technologies, Inc. for the year ended December 31, 1996.

Our audits of the consolidated financial statements referred to in the aforementioned report also included the consolidated financial statement schedule of Security Dynamics Technologies, Inc. listed in ITEM 14.(a)2. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based upon our audits. The consolidated financial statement schedule gives retroactive effect to the merger of the Company and RSA Data Security, Inc., which has been accounted for as a pooling of interests as described in Note 2 to the consolidated financial statements. We did not audit the consolidated financial statement schedule of RSA Data Security, Inc. for 1995 and 1994. That financial statement schedule of RSA was audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for RSA Data Security, Inc. for 1995 and 1994, is based solely on the report of such other auditors.

In our opinion, based on our audits and the report of the other auditors, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 27, 1997



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